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SANTA MONICA, Calif.--(BUSINESS WIRE)--Feb. 2, 1999--Recovery Network Inc.
(Nasdaq:RNET - news) Tuesday announced that it has entered into an investment banking agreement with G. Howard Associates Inc., a private investment banking firm, whereby G. Howard Associates will advise the company on merger and acquisition strategies, capital raising activities, strategic investment partners and corporate development opportunities.

William Moses, chairman and CEO of Recovery Network, stated: "Aside from its outstanding reputation on Wall Street, G. Howard Associates Inc. was a logical choice for Recovery Network given our long standing relationship with its managing director, George Henry. George currently serves on our company's executive committee and intimately understands the strengths of the Corporation. As such, he is best suited to evaluate the numerous opportunities being presented to Recovery Network and subsequently advise our board accordingly."

George H. Henry of G. Howard Associates Inc. added: "It is clear that Recovery Network is gaining sure momentum in achieving notable U.S. market penetration. This has created tremendous added value in the company, which is capturing the attention of several significant players operating in the cable television industry. The historical trend in this industry has been for successful networks, such as Recovery Network, to be acquired by one of the majors. Recovery Network may elect to pursue this strategy at this time, opt only for a strategic investment partner, or entertain other financing or strategic growth opportunities. We intend to carefully and intelligently explore all of these situations on a case by case basis and pursue only those which deliver the most value to the company's shareholders."


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About G. Howard Associates Inc.

G. Howard Associates Inc. is a private investment banking firm founded in 1986, which specializes in corporate finance including merger and acquisitions and strategic investing. George H. Henry heads the firm and has served as managing director since the firm was established. Previously, Henry spent six years with the predecessor of Schroder.

Wertheim & Co. Inc., an investment banking firm where he had been a vice president in the Corporate Finance Department since 1983. Henry is currently chairman and CEO of Access Television Network, a cable programming service and chairman of the executive committee of The Recovery Network. Since 1986, Henry has been a director of nine publicly held companies and is currently a director of PhoneTel Technologies, a publicly held telecommunications company. He is also a trustee of Mitchell College. In his capacity as an investment banker, Henry has acted as financial advisor to a host of public companies including Alcon Laboratories, Beta Brands, Biovail International, Forest Laboratories, PolyMedica Industries, QSound Labs, ISI Systems, MedChem Products, and Spectrum Signal Processing.

About Recovery Network

The Recovery Network is a digital media company utilizing its cable television network currently being delivered into over 5 million U.S. households, Internet and telephony platforms to provide social and behavioral health programming, products and services to a national audience. The company's primary market are those impacted by social and behavioral problems that effect 100 million Americans at a cost to the economy in excess of one-half trillion dollars annually in increased health care costs, crime and lost productivity. Recovery Network's National Partnership for Recovery and Prevention (NPRP) consists of over 50 prominent national health, recovery and prevention organizations such as Betty Ford Center, Child Welfare League and MADD that represent over 40 million people throughout the United States. Information on the company may also be found on the Internet at www.recoverynetwork.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions, and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.

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Note to Investors
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     Forward-looking statements in this release are based on information available to the Company on the date hereof. The Company's actual results could differ materially from those stated or implied by such forward-looking statements. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's fiscal 1998 SEC Form 10-K and Form SB-2 (filed on October 27, 1998).